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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-K/A

                                 AMENDMENT NO. 1
                                       TO
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 9, 2001

                              THOR INDUSTRIES, INC.
               (Exact Name of Registrant as Specified in Charter)


         DELAWARE                          1-9235              93-0768752
(State or Other Jurisdiction of     (Commission File Number)   (IRS Employer
     Incorporation)                                          Identification No.)


419 W. Pike Street, Jackson Center, Ohio                      45334-0629
(ADDRESS OF PRINCIPAL                                         (ZIP CODE)
EXECUTIVE OFFICES)

Registrant's telephone number, including area code      (937) 596-6849


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



         This Amendment No. 1 on Form 8-K/A (this "Amendment") is being filed by Thor Industries, Inc., a Delaware corporation ("Thor" or the "Registrant"), to amend Item 7 of the Registrant's Current Report on Form 8-K dated November 9, 2001, filed with the Securities and Exchange Commission (the "SEC") on November 13, 2001 (the "Initial Report"). This Amendment and the Initial Report relate to the merger (the "Merger") of Keystone RV Company, an Indiana corporation ("Keystone"), with and into Thor Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Registrant. Pursuant to the instructions to Item 7 of Form 8-K, the Registrant is filing this Amendment (not later than 60 days after the date that the Initial Report was required to be filed) in order to include the historical financial information with respect to Keystone and the pro forma financial information required with respect to the acquisition of Keystone. Pursuant to Rule 12b-15 under the Securities Exchange Act of 1934, as amended, the complete text of Item 7, as amended, is set forth below.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

       (a)    Financial Statements of Business Acquired

         Audited financial statements of Keystone for the years ended December 31, 2000, 1999 and 1998 and unaudited financial statements of Keystone for the nine months ended September 30, 2001 and 2000 are filed herewith as Exhibit
99.2 and incorporated herein by reference.

       (b)    Pro Forma Financial Information

               THOR INDUSTRIES, INC. UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL INFORMATION

            The following tables summarize, under the purchase method of accounting, selected unaudited pro forma combined condensed statement of operations data for the year ended July 31, 2001, as if the acquisition by Thor of Keystone had been completed on August 1, 2000 and selected unaudited pro forma combined condensed balance sheet data as of July 31, 2001 as if the acquisition had been completed on that date. The information set forth below should be read in conjunction with the respective audited and unaudited financial statements of Thor and Keystone included or incorporated by reference in this document. This selected unaudited pro forma combined condensed information is included only for the purposes of illustration, and it does not necessarily indicate what the operating results or financial position of Thor would have been if the acquisition of Keystone had been completed on the dates indicated. The pro forma allocation of the purchase price to the acquired assets and liabilities of Keystone is based on management's best estimate of the respective fair values of such assets and liabilities. However, such allocation is preliminary and is subject to the completion of a more comprehensive valuation process. Accordingly, the final allocation of the purchase price could differ materially from the pro forma allocation reflected herein if materially different fair value information is obtained. Based on management's best estimates, the purchase price is expected to exceed the fair value of the tangible and identifiable intangible assets of Keystone. Moreover, this selected unaudited pro forma combined condensed financial information does not necessarily indicate what the future operating results or financial position of the combined company will be.

         The consideration paid by Thor to acquire Keystone consisted of approximately $81.4 million in cash and 2,220,727 shares of Thor's common stock. The consideration is subject to adjustment following the completion of audited financial statements of Keystone as of November 9, 2001.

         The unaudited pro forma combined condensed balance sheet of Thor at July 31, 2001 assumes that the acquisition took place on that date. The unaudited pro forma combined condensed statement of operations of Thor for the year ended July 31, 2001 assumes that the acquisition took place on August 1, 2000. The unaudited pro forma combined condensed balance sheet combines the July 31, 2001 balance sheet of Thor and the September 30, 2001 balance sheet of Keystone. The unaudited pro forma combined condensed statement of operations reflects the twelve months ended July 31, 2001 for Thor and the twelve months ended September 30, 2001 for Keystone.

            The following unaudited pro forma combined condensed financial information has been prepared under the rules set forth in two new financial accounting statements of the Financial Accounting Standards Board. SFAS No. 141 establishes new criteria for determining whether intangible assets should be recognized separately from goodwill. Thor's acquisition of Keystone has been accounted for under the provisions of SFAS No. 141. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001; however, companies with fiscal years beginning after March 15, 2001 may elect to adopt the statement early. Thor elected to adopt SFAS No. 142 on August 1, 2001. SFAS No. 142 provides that goodwill and intangible assets with indefinite lives will not be amortized, but rather will be tested for impairment on an annual basis. Thor expects the adoption of SFAS No. 142 will reduce annual amortization expense in fiscal 2002 for goodwill and trademarks by approximately $513,000 and $175,000, respectively.

                              THOR INDUSTRIES, INC.
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                  JULY 31, 2001
                                 (in thousands)

                                                                                                            THOR
                                                                                     PRO FORMA           PRO FORMA
                                                              THOR      KEYSTONE    ADJUSTMENTS           COMBINED
ASSETS:
Cash and cash equivalents                                   $   60,059   $   2,718     $ (61,776)(a)        $  1,001
Investments-short term                                          47,134                   (15,565)(a)          31,569
Accounts receivable                                             46,175      30,812                            76,987
Other receivables                                                1,341       1,063                             2,404
Inventories                                                     80,286      15,024                            95,310
Deferred income taxes and other current assets                   2,970       4,164                             7,134
                                                            ----------   ---------     ---------            --------
          Current assets                                       237,965      53,781       (77,341)            214,405

Property, net                                                   46,936       3,359                            50,295
Joint ventures                                                   2,192                                         2,192
Investments available-for-sale                                   5,406                                         5,406
Goodwill, net                                                   10,378       1,449       115,844 (b)         127,671
Non compete agreements                                             525                     4,500 (c)           5,025
Trademarks                                                       1,670                     7,000 (d)           8,670
Other assets                                                     3,995         254                             4,249
                                                            ----------    --------     ---------            --------
          Total assets                                      $  309,067   $  58,843       $50,003            $417,913
                                                            ==========   =========     =========            ========

LIABILITIES, PREFERRED STOCK AND SHAREHOLDERS' EQUITY:
Accounts payable                                              $ 57,291   $  16,817                          $ 74,108
Line of credit                                                                             4,086 (e)           4,086
Accrued compensation                                            11,631       2,193                            13,824
Accrued product warranties                                      12,542       8,190                            20,732
Accrued taxes                                                      496       9,323                             9,819
Accrued other                                                    5,308       2,575                             7,883
                                                            ----------   ---------     ---------            --------
          Current liabilities                                   87,268      39,098         4,086             130,452

Other long-term obligations                                      1,477                                         1,477

Deferred income taxes                                              376         171         4,020  (f)          4,567

Series A redeemable preferred stock                                         12,015       (12,015) (g)            --
Series B convertible preferred stock                                        50,847       (50,847) (g)            --

Shareholders' equity (deficit)                                 219,946     (43,288)      104,759  (g)        281,417
                                                            ----------   ---------     ---------            --------
          Total liabilities, preferred stock and
            shareholders' equity                            $  309,067   $  58,843     $  50,003            $417,913
                                                            ==========   =========     =========            ========


See accompanying Notes to Unaudited Pro Forma Combined Condensed Balance Sheet.

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                              THOR INDUSTRIES, INC.
                          NOTES TO UNAUDITED PRO FORMA
                        COMBINED CONDENSED BALANCE SHEET

PRO FORMA ADJUSTMENTS TO THE BALANCE SHEET

Following is a summary of the estimated aggregate purchase price (in thousands):


     Fair value of Thor common stock issued to Keystone
       securityholders                                                  $  61,471
     Payment to or on behalf of Keystone securityholders                   81,427
                                                                        ---------
               Total purchase price                                     $ 142,898
                                                                        =========



     The fair value of common stock was based on 2,220,727 shares of common stock of which 1,354,560 shares are restricted as to resale. The restrictions on 671,040 shares lapse 20% a year over five years commencing on November 9, 2002. The restrictions on 683,520 shares lapse 20% a year over five years commencing on November 9, 2004. The value of the unrestricted shares, at $33.88 a share, is based on the average market price of the common stock over the two day period before and after the terms of the acquisition were agreed to and announced. The average value of the restricted shares is based on an independent appraisal at $23.72 a share.

The estimated pro forma allocation of the purchase price is as follows (in thousands):

     Keystone's historical assets and liabilities, net                           $  19,574
     Adjustment of Keystone's historical assets and liabilities to fair value        7,480
     New goodwill associated with Thor's acquisition of Keystone                   117,293
     Elimination of Keystone's historical goodwill                                  (1,449)
                                                                                 ---------
               Total purchase price                                              $ 142,898
                                                                                 =========


(a) Represents the cash payments at closing to or on behalf of former Keystone securityholders. Payments to or on behalf of securityholders of $81.4 million, net of borrowings under the line of credit of $4.1 million, were $77.3 million. The cash payment of $77.3 million was allocated to cash and cash equivalents and investments-short term.

(b) Represents the adjustment of goodwill associated with the acquisition of Keystone by Thor and the elimination of Keystone's historical goodwill balance.

(c) Represents the adjustment to fair value of Keystone's identifiable intangible assets associated with non-compete agreements. The value of the non-compete agreements was based on an independent appraisal and will be amortized over seven to ten years.

(d) Represents the adjustment to fair value of Keystone's identifiable intangible assets associated with trademarks. The value of the trademarks was based on an independent appraisal and is not subject to amortization because the trademarks have indefinite lives.

(e) Represents the additional borrowings associated with the cash payments to or on behalf of former Keystone securityholders.

(f) Represents the adjustment of deferred income taxes associated with the allocation of the purchase price noted at Notes (b) through (d) above.

(g) Represents the elimination of Keystone's shareholders' equity and preferred stock and the issuance of shares of Thor common stock in exchange for Keystone's securities and the cancellation of options to purchase Keystone stock.

                              THOR INDUSTRIES, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                            YEAR ENDED JULY 31, 2001

                 (in thousands, except share and per share data)

                                                                                                                 THOR
                                                                                            PRO FORMA          PRO FORMA
                                                                   THOR         KEYSTONE    ADJUSTMENTS        COMBINED

Net sales                                                        $   826,931   $ 380,210   $                  $ 1,207,141
Cost of products sold                                                731,608     336,029                        1,067,637
                                                                 -----------   ---------   ----------         -----------
Gross profit                                                          95,323      44,181          --              139,504

Selling, general and administrative expenses                          54,977      18,562          579  (a)         74,118
                                                                 -----------   ---------   ----------         -----------
Earnings from operations                                              40,346      25,619         (579)             65,386
Interest income                                                        3,876          46                            3,922
Interest expense                                                        (771)       (821)        (116) (b)         (1,708)
Amortization of intangibles                                           (1,346)       (107)         107  (c)         (1,346)
Other revenues (expense) - net                                         1,182         (36)                           1,146
                                                                 -----------   ----------  ----------         -----------
Earnings from continuing operations before income taxes               43,287      24,701         (588)             67,400
Income taxes                                                          16,565       9,971         (235) (d)         26,301
                                                                 -----------   ---------   ----------         -----------
Earnings from continuing operations                              $    26,722   $  14,730   $     (353)        $    41,099
                                                                 ===========   =========   ==========         ===========

Earnings per share from continuing operations - basic                 $ 2.24                                  $      2.91
Earnings per share from continuing operations -
  assuming dilution                                                   $ 2.23                                  $      2.90

Weighted average number of common shares outstanding - basic      11,903,800                2,220,727  (e)     14,124,527
Weighted average number of common shares outstanding -
  assuming dilution                                               11,962,554                2,220,727  (e)     14,183,281


See accompanying Notes to Unaudited Pro Forma Combined Condensed Statement of Operations.

                              THOR INDUSTRIES, INC.
                      NOTES TO UNAUDITED PRO FORMA COMBINED
                        CONDENSED STATEMENT OF OPERATIONS

PRO FORMA ADJUSTMENTS TO STATEMENT OF OPERATIONS

(a) Represents the effect of increasing amortization of identifiable intangibles based on the adjustment of such assets to fair value.

(b) Represents an increase to interest expense, at Thor's current borrowing rate of 2.85%, as a result of the borrowings under Thor's line of credit to fund the payments to or on behalf of former Keystone securityholders. An increase of 1/8% of the borrowing interest rate would not have a material impact on annual interest expense.

(c) Represents the elimination of Keystone's historical goodwill amortization expense. Under the accounting rules set forth in SFAS No. 142, goodwill is not amortized, other than in connection with an impairment.

(d) Represents the aggregate pro forma income tax effect at 40% of items at Notes (a) through (c) above.

(e) The pro forma earnings per share from continuing operations has been adjusted to reflect the issuance of 2,220,727 shares of Thor common stock to former Keystone securityholders.

(c)    Exhibits

10.1 Agreement and Plan of Merger, dated as of November 9, 2001, by and among Thor Industries, Inc., Thor Acquisition Corp., Keystone RV Company and certain securityholders of Keystone RV Company named therein.*(1)

10.2 Registration Rights Agreement, dated as of November 9, 2001, by and among Thor Industries, Inc. and certain holders of shares of capital stock of Thor Industries, Inc.*

10.3 Stock Restriction Agreement, dated as of November 9, 2001, by and among Thor Industries, Inc. and certain holders of shares of capital stock of Thor Industries, Inc.*

10.4 Non-Competition Agreement, dated as of November 9, 2001, by and between Thor Industries, Inc. and H. Coleman Davis, III.*

10.5 Non-Competition Agreement, dated as of November 9, 2001, by and between Thor Industries, Inc. and Ronald Fenech.*

10.6 Non-Competition Agreement, dated as of November 9, 2001, by and between Thor Industries, Inc. and William Fenech.*

10.7 Non-Competition Agreement, dated as of November 9, 2001, by and between Thor Industries, Inc. and Robert Gaff, Jr.*

10.8 Non-Competition Agreement, dated as of November 9, 2001, by and between Thor Industries, Inc. and Kim Price.*

10.9 Non-Competition Agreement, dated as of November 9, 2001, by and between Thor Industries, Inc. and Tonja Lucchese.*

23.1   Consent of Ernst & Young LLP.**

23.2   Consent of McGladrey & Pullen, LLP.**

99.1   Press Release of Thor Industries, Inc., dated November 12, 2001.*

99.2 Audited financial statements of Keystone RV Company for the years ended December 31, 2000, 1999 and 1998 and unaudited financial statements of Keystone RV Company for the nine months ended September 30, 2001 and 2000.**

-----------

* Previously filed as an exhibit to the Current Report of Thor Industries, Inc. on Form 8-K, dated November 9, 2001.

** Filed herewith.

(1) The schedules, exhibits and annexes to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be supplementally provided to the Securities and Exchange Commission upon request.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Thor Industries, Inc.
                                              (Registrant)



Date:    December 3, 2001                     /s/ Walter L. Bennett
                                              -----------------------------
                                              Name:    Walter L. Bennett
                                              Title:   Chief Financial Officer

                                INDEX OF EXHIBITS

10.1 Agreement and Plan of Merger, dated as of November 9, 2001, by and among Thor Industries, Inc., Thor Acquisition Corp., Keystone RV Company and certain securityholders of Keystone RV Company named therein.*(1)

10.2 Registration Rights Agreement, dated as of November 9, 2001, by and among Thor Industries, Inc. and certain holders of shares of capital stock of Thor Industries, Inc.*

10.3 Stock Restriction Agreement, dated as of November 9, 2001, by and among Thor Industries, Inc. and certain holders of shares of capital stock of Thor Industries, Inc.*

10.4 Non-Competition Agreement, dated as of November 9, 2001, by and between Thor Industries, Inc. and H. Coleman Davis, III.*

10.5 Non-Competition Agreement, dated as of November 9, 2001, by and between Thor Industries, Inc. and Ronald Fenech.*

10.6 Non-Competition Agreement, dated as of November 9, 2001, by and between Thor Industries, Inc. and William Fenech.*

10.7 Non-Competition Agreement, dated as of November 9, 2001, by and between Thor Industries, Inc. and Robert Gaff, Jr.*

10.8 Non-Competition Agreement, dated as of November 9, 2001, by and between Thor Industries, Inc. and Kim Price.*

10.9 Non-Competition Agreement, dated as of November 9, 2001, by and between Thor Industries, Inc. and Tonja Lucchese.*

23.1   Consent of Ernst & Young LLP.**

23.2   Consent of McGladrey & Pullen, LLP.**

99.1   Press Release of Thor Industries, Inc., dated November 12, 2001.*

99.2 Audited financial statements of Keystone RV Company for the years ended December 31, 2000, 1999 and 1998 and unaudited financial statements of Keystone RV Company for the nine months ended September 30, 2001 and 2000.**

-----------

* Previously filed as an exhibit to the Current Report of Thor Industries, Inc. on Form 8-K, dated November 9, 2001.

** Filed herewith.

(1) The schedules, exhibits and annexes to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be supplementally provided to the Securities and Exchange Commission upon request.